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As filed with the U.S. Securities and Exchange Commission on July 18, 2017

Registration No. 333-218741

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APOLLO ENDOSURGERY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	16-1630142 (I.R.S. Employer Identification No.)

1120 South Capital of Texas Highway
Building 1, Suite 300
Austin, Texas 78746
(512) 279-5100

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Todd Newton
Chief Executive Officer
1120 South Capital of Texas Highway
Building 1, Suite 300
Austin, Texas 78746

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark B. Weeks John T. McKenna Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Robert F. Charron Michael F. Nertney Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box:    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering:    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☐	Smaller Reporting Company ☒ Emerging Growth Company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        Apollo Endosurgery, Inc. is filing this Amendment No. 2 (this "Amendment") to its Registration Statement on Form S-1 (File No. 333-218741) for the purpose of filing Exhibit 1.1 as indicated in Item 16 of Part II of this Amendment. No changes or additions are being made to the prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II, the signature page and the Exhibit Index of the Registration Statement.

 PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   Exhibits.

        The list of exhibits is set forth under "Exhibit Index" at the end of this registration statement and is incorporated herein by reference.

(b)   Financial Statement Schedules.

        Financial statement schedules have been omitted, as the information required to be set forth therein is included in the Consolidated Financial Statements or Notes thereto appearing in the prospectus made part of this registration statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Austin, State of Texas, on July 18, 2017.

APOLLO ENDOSURGERY, INC.
By:	/s/ TODD NEWTON Todd Newton Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ TODD NEWTON Todd Newton	Chief Executive Officer and Director (Principal Executive Officer)	July 18, 2017
/s/ STEFANIE CAVANAUGH Stefanie Cavanaugh	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	July 18, 2017
/s/ CHRISSY CITZLER-CARR Chrissy Citzler-Carr	Controller (Principal Accounting Officer)	July 18, 2017
* Richard J. Meelia	Chairman of the Board	July 18, 2017
* Rick Anderson	Director	July 18, 2017
* Matthew S. Crawford	Director	July 18, 2017
* John Creecy	Director	July 18, 2017

Signatures		Title	Date

* William D. McClellan, Jr.		Director	July 18, 2017
* R. Kent McGaughy, Jr.		Director	July 18, 2017
* Bruce Robertson, Ph.D.		Director	July 18, 2017
*By:	/s/ STEFANIE CAVANAUGH Stefanie Cavanaugh as Attorney-in-fact

 EXHIBIT INDEX

Exhibit Number			Schedule/ Form	File Number	Exhibit	File Date
1.1	*	Form of Underwriting Agreement.

2.1		Agreement and Plan of Merger and Reorganization, dated as of September 8, 2016, by and among Lpath, Inc., Lpath Merger Sub, Inc., and Apollo Endosurgery, Inc.	Form 8-K	001-35706	2.1	September 8, 2016

3.1		Amended and Restated Certificate of Incorporation.	Form 8-K	001-35706	3.1	June 13, 2017

3.2		Amended and Restated Bylaws.	Form 8-K	001-35706	3.1	June 13, 2017

4.1		Reference is made to Exhibits 3.1 and 3.2.

4.2		Specimen Common Stock certificate of Apollo Endosurgery, Inc.	Form 10-Q	001-35706	4.1	May 4, 2017

4.3		Third Amended and Restated Investors' Rights Agreement, dated as of September 8, 2016 by and among Apollo Endosurgery, Inc. and the investors listed on Exhibit A thereto.	Form S-4	333-214059	4.9	October 11, 2016

4.4		Apollo Common Stock Purchase Warrant issued to Athyrium Opportunities II Acquisition LP dated February 27, 2015.	Form S-4	333-214059	4.8	October 11, 2016

4.5		Form of Warrant Issued to Investors in the September 2014 Offering.	Form 8-K	001-35706	4.1	September 22, 2014

4.6		Form of Warrant issued to Maxim Group LLC in the September 2014 Offering.	Form 8-K	001-35706	4.2	September 22, 2014

4.7		Form of Warrant issued to Torreya Capital.	Form S-4	333-214059	4.7	October 11, 2016

5.1	+	Opinion of Cooley LLP.

10.1		Form of Indemnity Agreement between Apollo Endosurgery, Inc. and its executive officers and directors.	Form 8-K	001-35706	10.1	January 3, 2017

10.2	#	Apollo Endosurgery, Inc. 2006 Stock Option Plan and forms of agreements relating thereto.	Form S-4	333-214059	10.2	October 11, 2016

10.3	#	Apollo Endosurgery, Inc. 2016 Equity Incentive Plan and forms of agreements relating thereto.	Form S-4	333-214059	10.3	October 11, 2016

10.4	#	Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan.	Schedule 14-A	001-35706	Appendix A	April 27, 2015

10.5	#	Apollo Endosurgery, Inc. 2017 Equity Incentive Plan.	Form 8-K	001-35706	10.1	June 13, 2017

10.6	#	Forms of grant notice, stock option agreement and notice of exercise under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan.	Form 8-K	001-35706	10.2	June 13, 2017

10.7	#	Form of restricted stock unit grant notice and award agreement under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan.	Form 8-K	001-35706	10.3	June 13, 2017

Exhibit Number			Schedule/ Form	File Number	Exhibit	File Date
10.8		Credit Agreement, dated February 27, 2015, by and among the Company, Athyrium Opportunities II Acquisition LP, as administrative agent, the guarantors party thereto, and the other lenders from time to time party thereto, as amended or supplemented on May 8, 2015, July 29, 2015, March 8, 2016 and October 10, 2016, together with the Exhibits, Schedules and Annexes thereto.	Form S-4	333-214059	10.1	October 11, 2016

10.9	#	Employment Agreement, dated June 1, 2006 (effective September 1, 2005), as amended September 16, 2007, July 1, 2014 and May 19, 2016, between Apollo Endosurgery, Inc. and Dennis McWilliams.	Form S-4	333-214059	10.16	October 11, 2016

10.10	#	Employment Agreement, dated June 1, 2014, as amended May 19, 2016, between Apollo Endosurgery, Inc. and Todd Newton.	Form S-4	333-214059	10.17	October 11, 2016

10.11	#	Offer Letter, dated November 19, 2014, between Apollo Endosurgery, Inc. and Bret Schwartzhoff.	Form S-4	333-214059	10.18	October 11, 2016

10.12	#	Offer Letter, dated March 2, 2015, between Apollo Endosurgery, Inc. and Stefanie Cavanaugh.	Form 8-K	001-35706	10.6	January 3, 2017

10.13		Office Lease Agreement, dated as of July 16, 2012, between Apollo Endosurgery, Inc., as Tenant, and Aslan IV Austin, LLC as Landlord, subsequently assigned to DPF Cityview LP.	Form S-4	333-214059	10.19	October 11, 2016

10.14		Lease Agreement, dated August 7, 2014, between Apollo Endosurgery Costa Rica Sociedad de Responsabilidad Limitada and Zona Franca Coyol, S.A.	Form S-4	333-214059	10.20	October 11, 2016

10.15	†	Intellectual Property Assignment Agreement, dated November 4, 2009, by and between Apollo Endosurgery, Inc., Olympus Corporation, the University of Texas Medical Branch, the Johns Hopkins University, the Mayo Foundation for Medical Education and Research, the Medical University of South Carolina Foundation for Research Development and the Chinese University of Hong Kong.	Form S-4	333-214059	10.21	November 14, 2016

10.16	#	Offer Letter, dated March 21, 2014, between Apollo Endosurgery, Inc. and Charles Tribié.	Form 10-K	001-35706	10.26	March 24, 2017

10.17		2017 Bonus Plan.	Form 8-K	001-35706	10.1	May 25, 2017

10.18		Fifth Amendment to Credit Agreement with Athyrium.	Form 8-K	001-35706	10.1	March 3, 2017

16.1		Letter dated January 20, 2017, from Moss Adams LLP to the Securities and Exchange Commission.	Form 8-K	001-35706	16.1	January 17, 2017

21.1		List of Subsidiaries.	Form S-4	333-214059	21.1	October 11, 2016

23.1	+	Consent of KPMG LLP, Independent Public Accounting Firm.

23.2	+	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

Exhibit Number			Schedule/ Form	File Number	Exhibit	File Date
24.1	+	Power of Attorney is contained on the signature pages (included on the signature page to this Registration Statement filed on Form S-1 on June 14, 2017).

*
Filed herewith.

+
Previously filed.

#
Management contract or compensation plan or arrangement

†
Confidential treatement has been granted as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

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Explanatory Note
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
SIGNATURES
EXHIBIT INDEX